Exhibit 10.1

SEPARATION AND MUTUAL RELEASE AGREEMENT

This Separation and Mutual Release Agreement (the “Agreement”) is entered into this 20th day of July, 2023 (“Agreement Date”), between Butler National Corporation, a Kansas corporation (the “Company”), Clark D. Stewart (“Employee”), and John M. Edgar, David B. Hayden, Bradley K. Hoffman, Tad M. McMahon, Joe A. Peters, Christopher J. Reedy, Craig D. Stewart, R. Warren Wagoner (the “Directors and Officers”). The Company, Employee and Directors and Officers will be collectively referred to hereinafter as the “Parties”.

WHEREAS, Employee was employed by the Company pursuant to an Employment Agreement with the Company entered into as of February 4, 2020 (“Employment Agreement”) (a copy of the Employment Agreement was filed by the Company with the Securities and Exchange Commission on February 4, 2020);

WHEREAS, terms used herein but not otherwise defined shall have the meanings given to them in the Employment Agreement;

WHEREAS, Employee’s employment with the Company terminated on May 9, 2023 (the “Separation Date”) pursuant to Section 2.0(c) of the Employment Agreement,

WHEREAS, the Parties wish to ensure an amicable separation and to provide for the release in full of all claims by the Parties;

NOW THEREFORE, the Parties mutually understand and agree as follows:

1.    Resignation. Employee hereby irrevocably resigns as a director of the Company and hereby irrevocably resigns from all remaining positions of any kind (if any) with the Company and all of the Company’s direct and indirect parents, subsidiaries and affiliates effective upon payment of the Separation Benefit to the Employee (as defined below). Employee acknowledges and agrees that Employee’s resignation from service as a director of the Company is not due to a disagreement with management of the Company.

2.    Repurchase of Shares; Separation Benefit.

(a)    On or about eight (8) days following the Agreement Date, Employee shall deliver the shares identified on Exhibit A to the Company or its designee(s), and the Company or its designee(s) shall purchase from Employee all such shares (the “Shares”). Employee shall provide to the Company original stock certificates for such shares identified as “Certificated” on Schedule A. Employee shall promptly execute all other documents required to effectuate the purchase of the Shares, including any forms required of the Company’s 401(k) plan (if any). The Company shall simultaneously pay by cashier’s check for the Shares tendered by physical certificate. Payment for Shares owned through the Company’s 401(k) will be credited to Employee the day after the sale. The purchase price for the Shares shall be $0.739 per share (the “Share Price”), for a total payment on Shares equal to $2,923,681.31. If the Employee is unable to tender all Shares on the same day, then the Employee and Company shall use reasonable best efforts to accommodate multiple delivery dates. For the avoidance of doubt, the Company’s designee(s) may include, but are not limited to, the 401(k) plan sponsored by the Company, as determined by the Company at its sole discretion.

(b)    Provided that Employee executes and delivers to the Company the General Release attached hereto as Exhibit B (the “General Release”) within twenty-one (21) days after the Agreement Date, and does not revoke it, the Company shall pay to Employee a lump sum payment in the gross amount of $2,667,711, less withholding for taxes required by applicable law (the “Separation Benefit”). The Separation Benefit shall be paid on the Release Effective Date (as defined in the General Release).

3.    Mutual Waiver and Release. For valuable consideration from the Company, receipt of which is hereby acknowledged, Employee, for himself and his heirs, assigns and personal representatives, fully and completely waives, releases, and forever discharges the Company, John M. Edgar, David B. Hayden, Bradley K. Hoffman, Tad M. McMahon, Joe A. Peters, Christopher J. Reedy, Craig D. Stewart, R. Warren Wagoner and the Company’s current and former direct and indirect parents, subsidiaries and affiliates, and their predecessors, successors and assigns, and all benefit plans thereof, and all of their respective owners, shareholders, members, partners, directors, officers, managers, employees, attorneys, administrators and agents (collectively, the Company, John M. Edgar, David B. Hayden, Bradley K. Hoffman, Tad M. McMahon, Joe A. Peters, Christopher J. Reedy, Craig D. Stewart, R. Warren Wagoner, each individually, collectively, and in all capacities, and the foregoing persons and entities, herein are the “Company Releasees”) from any and all rights, causes of action, claims or demands that Employee may have against any of the Company Releasees, whether express or implied, known or unknown, that arise on or before the Agreement Date, including, but not limited to, all rights, causes of action, claims, or demands arising out of or relating to any of the following:

(a)    the Employment Agreement, including any right that Employee might have to any of the payments or benefits described in Section 2.0(c) or Section 2.0(d) of the Employment Agreement;

(b)    the by-laws of the Company or any other Company Releasee;

(c)    Employee’s employment with the Company (or with any other Company Releasee) or the termination thereof, including without limitation, any other contractual severance payments that may be due to Employee in connection with Employee’s termination of employment on the Separation Date;

(d)    Employee’s status as a stockholder of the Company (or as an owner of any other Company Releasee) or the termination thereof;

(e)    Employee’s service or status as a director of the Company (or as a director or similar official of any other Company Releasee) or the termination thereof;

(f)    anti-discrimination, anti-harassment, and anti-retaliation laws, such as Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866 (42 U.S.C. § 1981), the Equal Pay Act, and Executive Order 11246, which prohibit discrimination based on race, color, national origin, religion, or sex; the Genetic Information Nondiscrimination Act, which prohibits discrimination on the basis of genetic information; the Americans With Disabilities Act and Sections 503 and 504 of the Rehabilitation Act of 1973, which prohibit discrimination based on disability; the Kansas Act Against Discrimination, which prohibits discrimination based on race, religion, color, sex, disability, national origin, ancestry, and genetic information; the Kansas Age Discrimination in Employment Act, which prohibits discrimination based on age; and, any other federal, state, or local laws prohibiting retaliation, employment or wage discrimination;

(g)    other employment laws, such as the Worker Adjustment and Retraining Notification Act, which requires that advance notice be given of certain workforce reductions; the Employee Retirement Income Security Act of 1974, which, among other things, protects employee benefits; the Family and Medical Leave Act, which requires employers to provide leaves of absence under certain circumstances; state laws which regulate wage and hour matters, including all forms of compensation, vacation pay, sick pay, compensatory time, overtime, commissions, bonuses, and meal and break periods; state family, medical, and military leave laws, which require employers to provide leaves of absence under certain circumstances; the Sarbanes Oxley Act; and any other federal, state, or local laws relating to employment;

(h)    tort, contract, and quasi-contract claims, including but not limited to claims for wrongful discharge, whistleblowing, retaliation, physical or personal injury, intentional or negligent infliction of emotional distress, fraud, fraud in the inducement, negligent misrepresentation, defamation, invasion of privacy, interference with contract or with prospective economic advantage, breach of express or implied contract, unjust enrichment, promissory estoppel, breach of covenants of good faith and fair dealing, negligent hiring, negligent supervision, negligent retention, and similar or related claims;

(i)    all remedies of any type, including, but not limited to, damages and injunctive relief, in any action that may be brought on Employee’s behalf against the Company or any other Company Releasee by any government agency or other entity or person; and

(j)    the Kansas General Corporation Code.

For valuable consideration from Employee, receipt of which is hereby acknowledged, the Company, John M. Edgar, David B. Hayden, Bradley K. Hoffman, Tad M. McMahon, Joe A. Peters, Christopher J. Reedy, Craig D. Stewart, R. Warren Wagoner, each individually, collectively, and in all capacities, fully and completely waives, releases, and forever discharges Employee from any and all rights, causes of action, claims or demands that the Company, the Directors and Officers and/or the Company’s current and former direct and indirect parents, subsidiaries and affiliates, and their predecessors, successors and assigns, and all benefit plans thereof, and its Board of Directors may have against Employee, whether express or implied, known or unknown, that arise on or before the Agreement Date.

Employee, the Directors and Officers, and the Company understand they are releasing claims about which they may not know anything at the time they execute this Agreement. Employee, the Directors and Officers, and the Company acknowledge that it is their respective intent to release such unknown claims, even though they recognize that someday they might learn new facts relating to Employee’s employment or learn that some or all of the facts Employee, the Directors and Officers, and the Company currently believe to be true are untrue, and even though they might then regret having signed this Agreement. Nevertheless, they acknowledge they are aware of that risk and agree that this Agreement shall remain effective in all respects in any such case.

4.    Excluded Claims. Notwithstanding anything to the contrary in this Agreement, no party is releasing or waiving any claim (a) for breach of this Agreement, (b) that arises after the date on which such party executes this Agreement, (c) that cannot be released under applicable law (such as worker’s compensation and unemployment insurance claims), (d) for indemnification and/or advancement of expenses pursuant to the Company’s by-laws or the Company’s Directors and Officers liability insurance policies, or (e) for a bounty or similar award for providing information to the United States Securities and Exchange Commission. In addition, this Agreement does not prevent Employee from filing a charge with a governmental agency, but Employee is waiving Employee’s right to recover any monetary or injunctive relief pursuant to any such charge.

5.    No Other Claims. Employee represents and warrants that Employee has: (a) filed no claims, lawsuits, charges, grievances, or causes of action of any kind against the Company or any other Company Releasee and possesses no claims against any Company Releasee (including claims under the Fair Labor Standards Act (“FLSA”) and worker’s compensation claims); (b) received any and all compensation to which Employee may have been entitled, and Employee is not currently aware of any facts or circumstances constituting a violation by the Company or any other Company Releasee of the FLSA or other applicable wage or hour laws; (c) not suffered any work-related injury or illness except those reported in writing to the Company prior to the Separation Date, and Employee is not currently aware of any facts or circumstances that would give rise to a worker’s compensation claim against the Company or any other Company Releasee; and (d) not suffered any sexual harassment or sexual abuse as an employee of the Company or any other Company Releasee and is not aware of any facts or circumstances that would give rise to such a claim by Employee against the Company or any other Company Releasee.

6.    Wage Deduction Orders. Employee represents and warrants that Employee is not subject to any wage garnishment or deduction orders that would require payment to a third party of any portion of the Separation Benefit. Any exceptions to the representation and warranty contained in this Section 6 must be described in writing and attached to the executed copy of this Agreement that Employee submits to the Company. Such disclosure shall not disqualify Employee from receiving Separation Benefit under this Agreement, provided, however, that the amount of Separation Benefit described in Section 2(b) shall be reduced in accordance with any such wage garnishment or deduction order as required by applicable law.

7.    Waiver of Future Employment with the Company. Employee agrees not to apply for employment, or seek reinstatement, with the Company (or any other Company Releasee), and further agrees that the Company and the other Company Releasees have no obligation to hire or rehire Employee at any time in the future. Employee forever releases, waives, and relinquishes any right or claim to be hired by, or to reinstatement with, the Company or any other Company Releasee. Employee agrees that this Agreement is a lawful, non-discriminatory, and non-retaliatory basis upon which the Company (or any other Company Releasee) may refuse to hire or rehire Employee.

8.    Duty to Cooperate. The Parties agree that certain matters in which Employee was involved while an Employee may necessitate Employee’s cooperation in the future. Employee therefore agrees that Employee, to the extent reasonably requested by the Company and reasonably compensated, will cooperate with the Company in connection with matters that arose out of Employee’s employment with the Company.

9.    Standstill. Unless approved in advance in writing by the board of directors of the Company, Employee agrees that he will not, for a period of five (5) years after the date of this Agreement, directly or indirectly:

(a)    make any statement or proposal to the board of directors of the Company or any of the Company’s stockholders regarding, or make any public announcement, proposal, or offer (including any “solicitation” of “proxies” as such terms are defined or used in Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with respect to, or otherwise solicit, seek, or offer to effect (including, for the avoidance of doubt, indirectly by means of communication with the press or media): (i) any business combination, merger, tender offer, exchange offer, or similar transaction involving the Company or any of its subsidiaries, (ii) any restructuring, recapitalization, liquidation, or similar transaction involving the Company or any of its subsidiaries, (iii) any acquisition of any of the Company’s loans, debt securities, equity securities or assets, or rights or options to acquire interests in any of the Company’s loans, debt securities, equity securities, or assets, (iv) any proposal to seek representation on the board of directors of the Company or otherwise seek to control or influence the management, board of directors, or policies of the Company, or (v) any request or proposal to waive, terminate, or amend the provisions of this Agreement, or (vi) any proposal, arrangement, or other statement that is inconsistent with the terms of this Agreement, including this Section 9(a);

(b)    instigate, encourage, or assist any third party (including forming, joining or participating in a “group” as defined in the Exchange Act and the rules promulgated thereunder) to do, or enter into any discussions or agreements with any third party with respect to, any of the actions set forth in Section 9(a);

(c)    take any action that would reasonably be expected to require the Company to make a public announcement regarding any of the actions set forth in Section 9(a);

(d)    acquire (or propose or agree to acquire), of record or beneficially, by purchase or otherwise, any loans, debt securities, equity securities, or assets of the Company or any of its subsidiaries, or rights or options to acquire interests in any of the Company’s loans, debt securities, equity securities, or assets; or

(e)    enter into any arrangements with any person or business entity with respect to any of the foregoing.

10.    Mutual Non-Disparagement.

(a)    Employee will not directly, or indirectly through another person, make negative or disparaging remarks, orally, in writing, or by any other means, including, without limitation, to any kind of Internet social media sites (such as Twitter, Facebook, Instagram, and LinkedIn), blogs, or any other kind of electronic communication, about the Company or any of the other Company Releasees, including, without limitation, negative or disparaging details regarding any claim that Employee is releasing under this Agreement. Employee will not directly, or indirectly through another person, provide information or issue statements regarding the Company or any of the other Company Releasees, or take any other action, that would cause the Company or any of the other Company Releasees embarrassment or humiliation or otherwise cause or contribute to them being held in disrepute.

(b)    The Company will direct its officers and directors to refrain from making negative or disparaging remarks, orally, in writing, or by any other means, including, without limitation, to any kind of Internet social media sites (such as Twitter, Facebook, Instagram, and LinkedIn), blogs, or any other kind of electronic communication, about Employee, including, without limitation, negative or disparaging details regarding any claim that the Company is releasing under this Agreement. The Company will direct its officers and directors to not provide information or issue statements regarding Employee, or take any other action, that would cause Employee embarrassment or humiliation or otherwise cause or contribute to Employee being held in disrepute.

11.    Confidentiality of this Agreement. Employee represents and warrants that Employee has not communicated material terms or the key substance of any negotiations leading up to this Agreement (the “Separation Negotiations”) to anyone other than Employee’s family, Employee’s attorneys, and/or Employee’s financial advisor. Employee agrees that Employee will keep the terms and substance of the Separation Negotiations and this Agreement confidential, and that Employee will not disclose such information to anyone outside of Employee’s family, Employee’s attorneys, and/or Employee’s financial advisor, except as may be required by law. If Employee advises anyone in Employee’s family and/or Employee’s financial advisor about the Separation Negotiations or this Agreement, Employee agrees to advise that person of the confidentiality of the Separation Negotiations and this Agreement and to instruct that person not to disclose the terms, conditions, or substance of them to anyone.

12.    Proprietary Information. Employee represents, warrants and agrees that Employee shall not at any time, directly or indirectly, disclose, furnish or make accessible to any person, firm, corporation, or other entity, or make use of for any purpose (including but not limited to any personal benefit), any proprietary, confidential and/or trade secret information owned by the Company, which was viewed, used, accessed or obtained while Employee was a director of the Company and/or in the employ of the Company, including, without limitation, information with respect to the Company’s current, former or prospective stockholders, clients, customers, applicants, vendors, contractors and employees (including their identities, contact information and the terms of any services or relationships with such individuals and entities), Company databases, other compilations of information undertaken by the Company and/or its affiliates, client contracts, member agreements/contracts, grant information, job orders, business proposals, and information with respect to the tools, software (including source code), algorithms, artificial intelligence applications and systems, methodologies, procedures, processes, advertising, finances, cost or profit figures and projections, accounting, credit information, social security numbers, bank routing information, current, future or proposed products or services, plans and technology, business forecasts, organization, personnel, plans, objectives or strategies of the Company or any of the Company’s members, clients or affiliates, and any other information which the Company may consider proprietary or otherwise wishes to keep confidential. Employee acknowledges that such information is safeguarded by the Company as confidential and proprietary information and/or trade secrets.

13.    Return of Personal Property. Company shall provide Employee reasonable access to all Company sites, which contain Employee’s personal property. The Company and Employee stipulate that to the best of their knowledge, other than the airplane and propeller identified below, all of Employee’s personal property is located either at 19920 W. 161st Street, Olathe, Kansas or at the Company’s facilities in Dodge City, Kansas. Employee shall be given reasonable time and access to remove such property. Employee and Company agree to complete the return of personal property by no later than August 31, 2023. Employee’s personal property includes, but is not limited to, the following:

●	Private effects from Employee’s office at 19920 W. 161st Street, Olathe, Kansas;
●	Personal desk at 19920 W. 161st Street, Olathe, Kansas;
●	Personal files and books unrelated to the Company at 19920 W. 161st Street, Olathe, Kansas;
●	Chevrolet Suburban vehicle maintained in Dodge City, Kansas; and
●	Airplane (Cessna 421, tail number N7624Q) and propeller traditionally kept at One Aero Plaza, New Century, Kansas.

In the event there is a dispute as to the ownership of any personal property housed at a Company site, the parties agree to submit the matter for mediation with Scott Hecht prior to the filing of any replevin or similar action.

14.    Return and Titling of Vehicle. Company shall transfer to Employee and provide clean title in Employee’s name the 2020 Chevrolet truck (VIN# 3GCPYFED1LG422963).

15.    Right to Communicate.

(a)    Notwithstanding any provision of this Agreement, the Employment Agreement, or any other agreement executed by Employee to the contrary, there shall be no restriction on Employee’s ability to (i) speak with law enforcement, the United States Equal Employment Opportunity Commission, any state or local agency charged with the investigation or enforcement of equal employment opportunity, or an attorney retained by Employee; (ii) report violations of any law or regulation to, or initiate, testify, assist, or comply with a subpoena from, or participate in any manner with an investigation conducted by a local, state, or federal agency; (iii) testify in an administrative, legislative, or judicial proceeding concerning alleged criminal conduct or alleged sexual harassment on the part of the Company or any agent or employee of the Company, when Employee has been required or requested to attend the proceeding pursuant to a court order, subpoena, or written request from an administrative agency or the legislature, or otherwise provide truthful testimony or information pursuant to subpoena, court order, or similar legal process; (iv) otherwise engage in whistleblower activity protected by the Securities Exchange Act of 1934, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or any rules or regulations issued thereunder, including, without limitation, Rule 21F-17; or (v) file or disclose any facts necessary to receive unemployment insurance, Medicaid, or other public benefits to which Employee is entitled.

(b)    In addition, federal law 18 U.S.C. §1833(b) provides, in part: “(1) An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal . . . (2) An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.” Nothing in this Agreement or the Employment Agreement is intended to conflict with this statutory protection.

16.    Consideration. Employee acknowledges that the Separation Benefit and other promises set forth herein exceed that to which Employee would otherwise be entitled upon termination of employment, under the normal operation of the Company’s benefit plans, policies, and/or practices, without providing a release of claims. Employee acknowledges that the Separation Benefit and the other promises set forth herein are good and sufficient consideration for Employee’s release of claims, promises of confidentiality and the other promises in this Agreement and the General Release. Irrespective of whether Employee signs this Agreement, Employee understands that Employee will retain any rights Employee may otherwise have to medical, dental, and vision benefits continuation coverage pursuant to COBRA or other applicable law (which rights will be or have been explained in greater detail in a separate notice provided to Employee).

17.    Non-Admission of Liability. The Parties agree that nothing contained in this Agreement is to be construed as an admission of liability, fault, or improper action on the part of either of the Parties.

18.    Return of Company Property. Employee represents and warrants that Employee has returned (or will return once given access pursuant to Section 13) all property belonging to the Company, including, but not limited to, all keys, access cards, passwords, office equipment, computers, cellular telephones, notebooks, documents, records, files, data, written materials, electronic information, credit cards bearing the Company’s name, and other Company property (originals or copies in whatever form) in Employee’s possession or under Employee’s control, with the exception of (a) this Agreement, (b) compensation and benefits-related documents concerning Employee, and (c) the personal property described above. If Company believes Employee has maintained possession of and not returned any property belonging to the Company, it will promptly identify any such property and inform Employee. The parties agree to resolve any dispute by mediation with Scott Hecht.

19.    Consultation With Legal Counsel. The Company hereby advises Employee to consult with an attorney prior to signing this Agreement or the General Release. All of the Parties have cooperated and participated in the drafting and preparation of this Agreement. Accordingly, the Parties agree that the Agreement will not be construed or interpreted in favor of or against any Party by virtue of the identity of its preparer.

20.    Choice of Law and Waiver of Jury Trial. This Agreement and the General Release are made and entered into in Kansas and, to the extent the interpretation of this Agreement or the General Release is not governed by applicable federal law, shall be interpreted and enforced under and shall be governed by the laws of that state. Any litigation arising out of or relating to this Agreement or the General Release shall be filed and pursued exclusively in the state or federal courts encompassing Johnson County, Kansas, and the Parties hereto consent to the jurisdiction of and venue in such courts. Unless prohibited by applicable law, the Parties hereby waive any right to a jury trial with respect to any action or claims arising out of or relating to this Agreement or the General Release. Employee understands and agrees that any action or claims arising out of or relating to this Agreement or the General Release shall be heard only by a judge and not by a jury and that Employee is giving up Employee’s right to have any such action or claims heard by a jury.

21.    Severability. Should any provision of this Agreement or the General Release be held to be illegal, void or unenforceable, such provision shall be of no force and effect. However, the illegality or unenforceability of any such provision shall have no effect upon, and shall not impair the enforceability of, any other provision of this Agreement or the General Release.

22.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. All counterparts will be construed together and will constitute one Agreement. Absent an original signature, it is hereby understood and agreed that a facsimile or electronically-transmitted signature will be binding upon the Parties and otherwise admissible.

23.    Binding Effect. This Agreement and the General Release shall be binding upon and inure to the benefit of Employee, the Company, and the other Company Releasees, and their respective representatives, predecessors, heirs, successors, and assigns.

24.    Entire Agreement. This Agreement and the General Release contain the complete understanding between the Parties as to the subject matter contained herein, and no other promises or agreements shall be binding unless signed by an authorized representative of the Company, Employee, and each of the Directors and Officers. This notwithstanding, the Company and Employee agree that any and all post-employment covenants in the Employment Agreement (“Surviving Terms”) are not superseded by this Agreement or the General Release. Rather, to the extent enforceable, the Surviving Terms continue in full force and effect pursuant to their terms and are incorporated herein by reference and, to the extent the Surviving Terms impose upon Employee additional and/or broader obligations than contained herein, such Surviving Terms will be controlling unless the Company expressly waives in writing its right to enforce such Surviving Terms.

25.    Code Section 409A Compliance. It is intended that this Agreement shall comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and other guidance promulgated thereunder (“Code Section 409A”), or be exempt from the application of Code Section 409A. Notwithstanding any provision in this Agreement to the contrary, any references to termination of employment or Separation Date shall mean and refer to “separation from service” and the date of such “separation from service” as that term is defined in Code Section 409A.

26.    Representation and Warranty of Understanding. By signing below, Employee, Company, and the Directors and Officers represent and warrant that they: : (a) have carefully read and understood the terms of this Agreement in its entirety, including the release of claims and promises of confidentiality; (b) are entering into the Agreement knowingly, voluntarily and of their own free will; (c) understand its terms and significance and intend to abide by its provisions without exception; (d) have not made any false statements or representations in connection with this Agreement; and (e) have not transferred or assigned to any person or entity not a party to this Agreement any claim or right released hereunder, and they agree to indemnify the other Parties and hold the other Parties harmless against any claim (including claims for attorneys’ fees or costs actually incurred, regardless of whether litigation has commenced) based on or arising out of any alleged assignment or transfer of a claim by Company, the Directors or Officers, or Employee.

IN WITNESS WHEREOF, the parties have executed this Agreement on the dates shown below, to be effective as of the Agreement Date.

BUTLER NATIONAL CORPORATION

BY: CHRISTOPHER J. REEDY

/s/ Christopher J. Reedy

TITLE: President and CEO

DATE: July 20, 2023

CLARK D. STEWART

/s/ Clark D. Stewart

DATE: July 20, 2023

JOHN M. EDGAR

/s/ John M. Edgar

DATE: July 20, 2023

DAVID B. HAYDEN

/s/ David B. Hayden

DATE: July 20, 2023

BRADLEY K. HOFFMAN

/s/ Bradley K. Hoffman

DATE: July 20, 2023

TAD M. MCMAHON

/s/ Tad M. McMahon

DATE: July 20, 2023

JOE A. PETERS

/s/ Joe A. Peters

DATE: July 20, 2023

CHRISTOPHER J. REEDY

/s/ Christopher J. Reedy

DATE: July 20, 2023

CRAIG D. STEWART

/s/ Craig D. Stewart

DATE: July 20, 2023

R. WARREN WAGONER

/s/ R. Warren Wagoner

DATE: July 20, 2023

2

EXHIBIT A:

SCHEDULE OF SHARES

1.	“Certificated Shares” owned directly by Clark Stewart:

Certificate Number:	Shares:
U14531	5,000
U14532	5,000
U14533	5,000
U14534	5,000
U14535	5,000
U14536	5,000
U14537	5,000
U14538	5,000
U14539	5,000
U14540	5,000
U14541	5,000
U14543	5,000
U14544	5,000
U14545	5,000
U14581	5,000
U16212	1,131,970
U16116	540,000
U12940	20,000
U11678	100,000
U12573	50,000

U12584	10,000
U12585	10,000
U12586	10,000
U13906	10,000
U13907	10,000
U13908	10,000
U13909	10,000
U13910	10,000
U13911	10,000
U13912	10,000
U13913	10,000
U13914	10,000
U13915	10,000
U16309	24,350
U16258	62,727
U16252	688,225
U16287	42,000
U16342	78,947
U16313	5,650
U16347	122,821
U16331	37,692
CERTIFICATED TOTAL	3,109,382

2.	Shares owned by Clark Stewart through the Company’s 401(k) Plan – 846,885

TOTAL SHARES: 3,956,267

2

EXHIBIT B

GENERAL RELEASE

1.    In exchange for the promises described in the Separation and Release Agreement dated July 20, 2023 (the “Separation Agreement”) between myself and Butler National Corporation (the “Company”), I, for myself and my heirs, assigns and personal representatives, fully and completely waive, release, and forever discharge the Company and its current and former direct and indirect parents, subsidiaries and affiliates, and their predecessors, successors and assigns, and all benefit plans thereof, and all of their respective owners, shareholders, members, partners, directors, officers, managers, employees, attorneys, administrators and agents (collectively, the Company and the foregoing persons and entities, herein are referred to as the “Company Releasees”) from any and all rights, causes of action, claims or demands that I may have against any of the Company Releasees, whether express or implied, known or unknown, that arise on or before the date that I execute this General Release, including, but not limited to, all rights, causes of action, claims, or demands arising out of or relating to any of the following:

(a)    the Employment Agreement (as defined in the Separation Agreement), including any right that I might have to any of the payments or benefits described in Section 2.0(c) or Section 2.0(d) of the Employment Agreement;

(b)    the by-laws of the Company or any other Company Releasee;

(c)    my employment with the Company (or with any other Company Releasee) or the termination thereof;

(d)    my status as a stockholder of the Company (or as an owner of any other Company Releasee) or the termination thereof;

(e)    my service or status as a director of the Company (or as a director or similar official of any other Company Releasee) or the termination thereof;

(f)    anti-discrimination, anti-harassment, and anti-retaliation laws, such as the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, and Executive Order 11141, which prohibit employment discrimination based on age; Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866 (42 U.S.C. § 1981), the Equal Pay Act, and Executive Order 11246, which prohibit discrimination based on race, color, national origin, religion, or sex; the Genetic Information Nondiscrimination Act, which prohibits discrimination on the basis of genetic information; the Americans With Disabilities Act and Sections 503 and 504 of the Rehabilitation Act of 1973, which prohibit discrimination based on disability; the Kansas Act Against Discrimination, which prohibits discrimination based on race, religion, color, sex, disability, national origin, ancestry, and genetic information; the Kansas Age Discrimination in Employment Act, which prohibits discrimination based on age; and, any other federal, state, or local laws prohibiting retaliation, employment or wage discrimination;

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(g)    other employment laws, such as the Worker Adjustment and Retraining Notification Act, which requires that advance notice be given of certain workforce reductions; the Employee Retirement Income Security Act of 1974, which, among other things, protects employee benefits; the Family and Medical Leave Act, which requires employers to provide leaves of absence under certain circumstances; state laws which regulate wage and hour matters, including all forms of compensation, vacation pay, sick pay, compensatory time, overtime, commissions, bonuses, and meal and break periods; state family, medical, and military leave laws, which require employers to provide leaves of absence under certain circumstances; the Sarbanes Oxley Act; and any other federal, state, or local laws relating to employment;

(h)    tort, contract, and quasi-contract claims, such as claims for wrongful discharge, whistleblowing, retaliation, physical or personal injury, intentional or negligent infliction of emotional distress, fraud, fraud in the inducement, negligent misrepresentation, defamation, invasion of privacy, interference with contract or with prospective economic advantage, breach of express or implied contract, unjust enrichment, promissory estoppel, breach of covenants of good faith and fair dealing, negligent hiring, negligent supervision, negligent retention, and similar or related claims;

(i)    all remedies of any type, including, but not limited to, damages and injunctive relief, in any action that may be brought on my behalf against the Company or any other Company Releasee by any government agency or other entity or person; and

(j)    the Kansas General Corporation Code.

I understand that I am releasing claims about which I may not know anything at the time I execute this General Release. I acknowledge that it is my intent to release such unknown claims, even though I recognize that someday I might learn new facts relating to my employment or learn that some or all of the facts I currently believe to be true are untrue, and even though I might then regret having signed this General Release. Nevertheless, I acknowledge my awareness of that risk and agree that this General Release shall remain effective in all respects in any such case. I expressly waive all rights I might have under any laws intended to protect me from waiving unknown claims.

2.    Excluded Claims. Notwithstanding anything to the contrary in this General Release, I am not releasing or waiving any claim (a) for breach of the Separation Agreement, (b) that arises after the date on which I execute this General Release, (c) that cannot be released under applicable law (such as worker’s compensation and unemployment insurance claims), (d) for indemnification and/or advancement of expenses pursuant to the Company’s by-laws or the Company’s Directors and Officers liability insurance policies, or (e) for a bounty or similar award for providing information to the United States Securities and Exchange Commission. In addition, this General Release does not prevent me from filing a charge with a governmental agency, but I am waiving my right to recover any monetary or injunctive relief pursuant to any such charge. Moreover, nothing in this General Release shall prevent or preclude me from challenging in good faith the validity of my release of age discrimination claims under federal law, nor does it impose any conditions precedent, penalties, or costs for doing so, unless specifically authorized by applicable law.

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3.    No Other Claims. I represent and warrant that I have: (a) filed no claims, lawsuits, charges, grievances, or causes of action of any kind against the Company or any other Company Releasee and possess no claims against any Company Releasee (including claims under the Fair Labor Standards Act (“FLSA”) and worker’s compensation claims); (b) received any and all compensation to which I may have been entitled, and I am not currently aware of any facts or circumstances constituting a violation by the Company or any other Company Releasee of the FLSA or other applicable wage or hour laws; (c) not suffered any work-related injury or illness except those reported in writing to the Company prior to the Separation Date (as defined in the Separation Agreement), and I am not currently aware of any facts or circumstances that would give rise to a worker’s compensation claim against the Company or any other Company Releasee; and (d) not suffered any sexual harassment or sexual abuse as an employee of the Company or any other Company Releasee and am not aware of any facts or circumstances that would give rise to such a claim by me against the Company or any other Company Releasee.

4.    Review and Revocation Periods. I acknowledge that I have been given at least twenty-one (21) days to consider this General Release from the Agreement Date (as defined in the Separation Agreement). I agree that changes in the terms of any version(s) of this General Release, whether material or immaterial, do not restart the running of the twenty-one (21)-day consideration period. I may execute this General Release within the designated time period. I shall have seven (7) days from the date that I execute this General Release to revoke this General Release by delivering written notice of revocation within the seven (7)-day period to the following Company contact:

Chris Reedy

One Aero Plaza,

New Century, Kansas 66031.

If I exercise any right of revocation I have under this General Release, then this General Release shall be null, void and unenforceable and I will be entitled to no Separation Benefit as defined in and provided for under the Separation Agreement. If I do not revoke acceptance, then this General Release will become effective and irrevocable by me on the eighth (8th) day after I have executed it (the “Release Effective Date”).

5.    Representation and Warranty of Understanding. By signing below, I represent and warrant that I: (a) have carefully read and understand the terms of this General Release in its entirety; (b) am executing this General Release knowingly, voluntarily and of my own free will; (c) understand its terms and significance and intend to abide by its provisions without exception; (d) have not made any false statements or representations in connection with this General Release; and (e) have not transferred or assigned to any person or entity any claim or right released hereunder, and I agrees to indemnify the Company and hold it harmless against any claim (including claims for attorneys’ fees or costs actually incurred, regardless of whether litigation has commenced) based on or arising out of any alleged assignment or transfer of a claim by me.

/s/ Clark D. Stewart

Clark D. Stewart

Date: July 20, 2023

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